UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

BankUnited, Inc. (the “Company”) previously disclosed that Leslie Lunak, former Chief Financial Officer of the Company, stepped down from such position on November 10, 2025 and will continue with the Company in the position of Executive Advisor through January 2026. In connection with such transition, Ms. Lunak and the Company entered into a transition and advisory services letter agreement on November 19, 2025 setting forth the terms of her continued service and restrictive covenant obligations.

Pursuant to the transition letter, Ms. Lunak will remain employed with the Company in the role of Executive Advisor until January 2, 2026. In consideration for Ms. Lunak’s services, she will remain eligible for an annual base salary at her current rate, continue participating in the Company’s employee benefit plans and annual incentive plan for 2025, and continue vesting in her outstanding equity awards.

From January 3, 2026 until December 31, 2027, Ms. Lunak will continue to provide services to the Company as a Special Advisor, in which role Ms. Lunak will be a non-employee consultant to the Company. In consideration for her services and the restrictive covenants described below, any unvested performance share units (“PSUs”) she holds with a performance period scheduled to end following January 2, 2026 will remain outstanding and eligible to vest based on actual achievement of applicable performance metrics over the regular performance period. If a change in control occurs prior to the end of the applicable performance period, outstanding PSUs will immediately vest, with performance goals determined in accordance with the existing terms of her PSU award agreements.

Pursuant to the transition letter, Ms. Lunak reaffirmed her existing restrictive covenants and agreed to new restrictive covenants concerning non-competition and non-solicitation of the Company’s employees, which covenants Ms. Lunak agreed to comply with through December 31, 2027.

If the Company terminates Ms. Lunak’s employment without cause prior to January 2, 2026, or if the Company terminates Ms. Lunak’s services as Senior Advisor for any reason other than circumstances that would constitute cause had Ms. Lunak remained employed as of the date of such termination, then subject to Ms. Lunak’s continued compliance with the transition letter (including applicable restrictive covenants), Ms. Lunak will remain eligible for the equity vesting treatment and the 2025 annual incentive plan award described above. If Ms. Lunak’s employment or service terminates for any other reason, Ms. Lunak will not be entitled to any further payments or benefits from the Company, other than any amounts that are vested or payable under applicable law.

The foregoing description of the terms of the transition letter is qualified by reference to the full text of the transition letter, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.2	Transition Letter, dated November 19, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 21, 2025	BANKUNITED, INC.

/s/ Rajinder Singh
		Name:	Rajinder Singh
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2	Transition Letter, dated November 19, 2025
3